Exhibit 99.1
DigitalOcean Announces First Quarter 2025 Financial Results

Q1 2025 Revenue of $211 million, up 14% year-over-year
Q1 2025 Net Income was $38 million, up 170% year-over-year, at 18% margin and Adjusted EBITDA was $86 million, up 16% year-over-year, at 41% margin
NEW YORK, May 6, 2025 – DigitalOcean Holdings, Inc. (NYSE: DOCN), the simplest scalable cloud for digital native enterprises, today announced results for its first quarter ended March 31, 2025.
“The momentum we generated in 2024 in both core cloud and AI continued into Q1, as we grew total revenue 14% year-over-year, our highest quarterly growth rate since Q3 2023, with AI ARR continuing to grow north of 160% year-over-year, and we delivered more than 50 new product features, over 5 times as many as we delivered in Q1 of last year.” said Paddy Srinivasan, CEO of DigitalOcean. “The strong execution of our strategy, with product innovation and go-to-market efforts focused on digital native enterprises, drove revenue from $100K+ ARR customers up 41% year over year and to 23% of total revenue. We continue to make clear progress executing our plan, solidifying our leading position as the simple, scalable and approachable Cloud.”
First Quarter 2025 Financial Highlights:
•Revenue was $211 million, an increase of 14% year-over-year.
•Annual Run-Rate Revenue (ARR)(1) ended the quarter at $843 million, an increase of 14% year-over-year.
•Gross profit(2) was $129 million, an increase of 19% year-over-year, and gross profit margin was 61%.
•Net income attributable to common stockholders was $38 million, an increase of 170% year-over-year, and net income margin was 18%.
•Adjusted EBITDA was $86 million, an increase of 16% year-over-year, and adjusted EBITDA margin was 41%.
•Diluted net income per share was $0.39 and non-GAAP diluted net income per share was $0.56.
•Net cash from operating activities was $64 million as compared to $67 million in the first quarter 2024.
•We had negative adjusted free cash flow of $821 thousand as compared to $34 million adjusted free cash flow generated in the first quarter 2024, driven by incremental costs related to bringing our new Atlanta data center online.
•Cash and cash equivalents was $360 million as of March 31, 2025.
First Quarter 2025 Operational Highlights:
•The number of Scalers+(1) within our Higher Spend Customers cohort grew 27%, while the revenue from these customers, which now represents 23% of total revenue, grew 41% year-over-year.
•Net Dollar Retention Rate (NDR) increased to 100% from 99% in the prior quarter.
•Average Revenue Per Customer (ARPU) was $108.56, an increase of 14% over the first quarter 2024.
•ARPU for our Scalers+ customer category was $29 thousand, an increase of 11% over the first quarter 2024.
•The Company released more than 50 new products and features, an increase of more than 5 times over the first quarter 2024.
•Held our first ever in person Deploy in January, the conference for developers, startups and founders, where a number of product releases were announced, including the GenAI Platform, VPC Peering, Internal Load Balancing, Droplet Autoscale Pools, Per-Bucket Access Keys for Spaces, among others.
•On our new GenAI Platform, we have seen over 5,000 customers already leveraging it and over 8,000 agents built on the platform.

•Announced Partner Network Connect, which enables our customers to establish private connections between DigitalOcean servers and other cloud providers or on-premise data centers.
•Announced a new product release for our DigitalOcean Kubernetes Services or DOKS, allowing our customers to scale up to 1,000 nodes.
•Announced network load balancing, which helps our customers distribute traffic across multiple servers, automatically scaling resources up during peak times and down during quieter periods.
•Announced that DigitalOcean customers now have access to NVIDIA HGX H200s.
•The Company repurchased 1.6 million shares during the quarter, bringing our cumulative share repurchases since IPO to $1.6 billion and 34.1 million shares through March 31, 2025.
Recent Business Highlights:
•On May 5, 2025, the Company entered into a new five-year credit agreement that provides for a $500 million senior secured delayed draw term loan facility and a $300 million senior secured revolving credit facility (“2025 Credit Agreement”). The proceeds of the term loan facility may only be used to repurchase, repay, acquire or otherwise settle a portion of our existing Convertible Notes and to pay related premiums, fees and expenses. The proceeds of the revolving facility may be used for working capital, capital expenditures, permitted acquisitions, refinancing of any indebtedness and other general corporate purposes.
•Upon entry in the 2025 Credit Agreement, the Company terminated its then-existing credit facility from 2022.
___________________
(1) Beginning in the fourth quarter of 2024, we changed our methodology for calculating customer count and ARR, and changed our customer categories. Prior periods have been recast to reflect the effects of the changes. Refer to our Annual Report on Form 10-K for the year ended December 31, 2024 for further details.
(2) Beginning in the fourth quarter of 2024, we reclassified certain costs from sales and marketing and research and development to cost of revenue. Amounts for the three months ended March 31, 2024 have been recast to conform with current period presentation. Refer to our Annual Report on Form 10-K for the year ended December 31, 2024 for further details.
Financial Outlook:
DigitalOcean is initiating guidance for the second quarter ending June 30, 2025 as follows:
•Total revenue of $215.5 to $217.5 million.
•Adjusted EBITDA margin of 38% to 40%.
•Non-GAAP diluted net income per share of $0.42 to $0.47.
•Fully diluted weighted average shares outstanding of approximately 103 to 104 million shares.
For the full year 2025, we continue to expect:
•Total revenue of $870 to $890 million.
•Adjusted EBITDA margin of 37% to 40%.
•Adjusted free cash flow margin in the range of 16% to 18% of revenue.
•Non-GAAP diluted net income per share of $1.85 to $1.95.
•Fully diluted weighted average shares outstanding of approximately 104 to 105 million shares.
A reconciliation of non-GAAP outlook measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. For example, stock-based compensation expense-related charges are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. Accordingly, a reconciliation is not available without unreasonable effort and we are unable to assess the probable significance of the unavailable information, although it is important to note that these factors could be material to our results computed in accordance with GAAP.
Conference Call Information:
DigitalOcean will host a conference call today, May 6, 2025, at 8:00 a.m. ET to review its results. The conference call and presentation can be accessed by registering for the webcast at https://events.q4inc.com/attendee/492751082. A live webcast and replay of the conference call in addition to the presentation can be accessed from the DigitalOcean investor relations website at http://investors.digitalocean.com.
About DigitalOcean
DigitalOcean is the simplest scalable cloud platform that democratizes cloud and AI for digital native enterprises around the world. Our mission is to simplify cloud and AI so builders can spend more time creating software that changes the world. More than 600,000 customers trust DigitalOcean to deliver the cloud, AI, and ML infrastructure they need to build and scale their organizations. To learn more about DigitalOcean, visit www.digitalocean.com.
Forward‑Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our performance, including but not limited to statements in the section titled “Financial Outlook.” The forward-looking statements contained in this release and the accompanying earnings call referenced in this release are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to: (1) fluctuations in our financial results make it difficult to project future results; (2) our ability to sustain profitability in the future; (3) our ability to expand usage of our platform by existing customers and/or attract new customers and/ or retain existing customers; (4) the speed at which the market for our platform and solutions develops; (5) the success of the development and use of our artificial learning and machine learning (AI/ML) product offerings or use of third-party AI/ML-based tools; (6) our ability to release updates and new features to our platform and adapt and respond effectively to rapidly changing technology or customer needs; (7) our ability to control costs, including our operating expenses, and the timing of payment for expenses; (8) the amount and timing of non-cash expenses, including stock-based compensation, goodwill impairments and other non-cash charges; (9) breaches in our security measures allowing unauthorized access to our platform, our data, or our customers’ data; (10) the competitive markets in which we participate; (11) our ability to effectively integrate and retain new members of our executive leadership team and senior management; (12) the effects of acquisitions and their integration; (13) general market, political, economic, and business conditions, including changes in trade policies, such as trade wars, tariffs and other restrictions or the threat of such actions; (14) the impact of new accounting pronouncements; (15) our ability to control fraudulent registrations and usage of our platform, reduce bad debt and lessen capacity constraints on our data centers, servers and equipment; and (16) our customers’ ability to have continued and unimpeded access to our platform, including as a result of evolving laws and industry standards.

Further information on these and additional risks, uncertainties, assumptions and other factors that could cause actual results or outcomes to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent filings and reports we make with the SEC.
We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur. The forward-looking statements made in this release relate only to events as of the date on which the statements are made. We assume no obligation to, and do not currently intend to, update any such forward-looking statements after the date of this release.
About Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with non-GAAP financial measures including: (i) adjusted EBITDA and adjusted EBITDA margin; (ii) non-GAAP net income and non-GAAP diluted net income per share; and (iii) adjusted free cash flow and adjusted free cash flow margin. These measures are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In particular, adjusted free cash flow is not a substitute for cash provided by operating activities. Additionally, the utility of adjusted free cash flow as a measure of our financial performance and liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. Our calculations of each of these measures may differ from the calculations of measures with the same or similar titles by other companies and therefore comparability may be limited. Because of these limitations, when evaluating our performance, you should consider each of these non-GAAP financial measures alongside other financial performance measures, including the most directly comparable financial measure calculated in accordance with GAAP and our other GAAP results. A reconciliation of each of our non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP is set forth in the tables in the section “Reconciliation of GAAP to Non-GAAP Data.”
Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as net income attributable to common stockholders, adjusted to exclude depreciation and amortization, stock-based compensation, interest expense, acquisition related compensation, acquisition and integration related costs, income tax expense (benefit), restructuring and other charges, restructuring related charges, impairment of certain long-lived assets, interest income and other income, net, revaluation of warrants, loss on extinguishment of debt, release of a VAT reserve, and other charges. We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenue. We believe that adjusted EBITDA, when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, evaluating our operating performance, and for internal planning and forecasting purposes.
Our calculation of adjusted EBITDA and adjusted EBITDA margin may differ from the calculations of adjusted EBITDA and adjusted EBITDA margin by other companies and therefore comparability may be limited. Because of these limitations, when evaluating our performance, you should consider adjusted EBITDA and adjusted EBITDA margin alongside other financial performance measures, including our net income attributable to common stockholders and other GAAP results.
Non-GAAP Net Income and Non-GAAP Diluted Net Income Per Share
We define non-GAAP net income as net income attributable to common stockholders, excluding stock-based compensation, acquisition related compensation, amortization of acquired intangibles, acquisition and integration related costs, restructuring and other charges, restructuring related charges, impairment of certain long-lived assets, loss on extinguishment of debt, revaluation of warrants, release of a VAT reserve, and other charges. We define non-GAAP diluted net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding, which includes the potentially dilutive effect of our stock options, RSUs, PRSUs, and Convertible Notes.
We believe non-GAAP diluted net income per share provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric generally eliminates the effects of unusual or non-recurring items from period to period for reasons unrelated to overall operating performance.
Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin
Adjusted free cash flow is a non-GAAP financial measure that we define as Net cash provided by operating activities less purchases of property and equipment, capitalized internal-use software costs, purchase of intangible assets, and excluding cash paid for restructuring and other charges, acquisition related compensation, restructuring related charges, and acquisition and integration related costs. Adjusted free cash flow margin is calculated as adjusted free cash flow divided by total revenue.
We believe that adjusted free cash flow and adjusted free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our core operations that can be used for strategic initiatives, including investing in our business and selectively pursuing acquisitions and strategic investments. We further believe that historical and future trends in adjusted free cash flow and adjusted free cash flow margin, even if negative, provide useful information about the amount of Net cash provided by operating activities that is available (or not available) to be used for strategic initiatives. One limitation of adjusted free cash flow and adjusted free cash flow margin is that they do not reflect our future contractual commitments. Additionally, adjusted free cash flow does not represent the total increase or decrease in our cash balance for a given period.
Key Business Metrics:
We utilize the key metrics set forth below to help us evaluate our business and growth, identify trends, formulate financial projections and make strategic decisions.
Customers
We calculate customer count as the average number of customers as of the last day of the month for each month in the most recent quarter. Customers are classified in the following categories based on the amount of their spend in a given month and individual customers may fall within different categories within a reporting period:
•Testers: users that both (i) spend less than or equal to $50 in a month and (ii) have been on our platform for three months or less.
•Learners: users that both (i) spend less than or equal to $50 in a month and (ii) have been on our platform for more than three months.
•Builders: users that spend more than $50 and less than or equal to $500 in a month.
•Scalers: users that spend more than $500 and less than or equal to $8,333 in a month.
•Scalers+: users that spend more than $8,333 in a month.
We refer to our Builders, Scalers and Scalers+ customers collectively as our Higher Spend Customers.
ARPU
We calculate ARPU on a monthly basis as our total revenue from Learners, Builders, Scalers and Scalers+ in that period divided by the total number of Learners, Builders, Scalers and Scalers+ customers determined as of the last day of that month. For a quarterly or annual period, ARPU is determined as the weighted average monthly ARPU over such three or 12-month period.
ARR
We calculate ARR by multiplying the revenue for the most recent quarter by four. For our ARR calculations, we include the total revenue from all customers, including Testers, Learners, Builders, Scalers, and Scalers+.
Net Dollar Retention Rate
We calculate net dollar retention rate monthly by starting with the revenue from all customers, including Testers, Learners, Builders, Scalers and Scalers+ for our IaaS and PaaS/SaaS offerings during the corresponding month 12 months prior, or the Prior Period Revenue. We then calculate the revenue from these same customers as of the current month, or the Current Period Revenue, including any expansion and net of any contraction or attrition from these customers over the last 12 months. The calculation also includes revenue from customers that generated revenue before, but not in, the corresponding month 12 months prior, but subsequently generated revenue in the current month and are therefore reflected in the Current Period Revenue. We include this group of re-engaged customers in this calculation because some of our customers use our platform for projects that stop and start over time. We then divide the total Current Period Revenue by the total Prior Period Revenue to arrive at the net dollar retention rate for the relevant month. For a quarterly or annual period, the net dollar retention rate is determined as the average monthly net dollar retention rates over such three or 12-month period.

Investor Contact
Melanie Strate
investors@digitalocean.com
Media Contact
Ken Lotich
press@digitalocean.com

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(unaudited)

	March 31, 2025	December 31, 2024
Current assets:
Cash and cash equivalents	$360,421	$428,446
Accounts receivable, less allowance for credit losses of $6,054 and $5,940, respectively	76,608	72,486
Prepaid expenses and other current assets	42,213	40,786
Total current assets	479,242	541,718

Property and equipment, net	445,914	432,544
Restricted cash	1,747	1,747
Goodwill	348,674	348,674
Intangible assets, net	113,503	117,718
Operating lease right-of-use assets, net	243,275	187,877
Deferred tax assets	541	200
Other assets	8,772	8,537
Total assets	$1,641,668	$1,639,015

Current liabilities:
Accounts payable	$9,422	$54,565
Accrued other expenses	42,785	38,156
Deferred revenue	5,642	5,397
Operating lease liabilities, current	92,909	75,785
Other current liabilities	47,562	47,052
Total current liabilities	198,320	220,955

Deferred tax liabilities	4,462	4,123
Long-term debt	1,487,264	1,485,366
Operating lease liabilities, long-term	161,655	130,431
Other long-term liabilities	714	1,095
Total liabilities	1,852,415	1,841,970

Preferred stock ($0.000025 par value per share; 10,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2025 and December 31, 2024)	—	—
Common stock ($0.000025 par value per share; 750,000,000 shares authorized; 91,220,227 and 92,234,517 issued and outstanding as of March 31, 2025 and December 31, 2024, respectively)	2	2
Additional paid-in capital	10,986	57,282
Accumulated other comprehensive loss	(1,197)	(1,497)
Accumulated deficit	(220,538)	(258,742)
Total stockholders’ deficit	(210,747)	(202,955)

Total liabilities and stockholders’ deficit	$1,641,668	$1,639,015

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2025	2024
Revenue	$210,703	$184,730
Cost of revenue (1)	81,259	75,582
Gross profit	129,444	109,148
Operating expenses:
Research and development (1)	39,594	32,927
Sales and marketing (1)	19,401	18,910
General and administrative	32,807	45,773
Total operating expenses	91,802	97,610

Income from operations	37,642	11,538

Other income (expense):
Interest expense	(2,208)	(2,304)
Interest income and other income, net	5,946	5,021
Other income, net	3,738	2,717

Income before income taxes	41,380	14,255
Income tax expense	(3,176)	(116)
Net income attributable to common stockholders	$38,204	$14,139
Net income per share attributable to common stockholders
Basic	$0.42	$0.16
Diluted	$0.39	$0.15
Weighted-average shares used to compute net income per share attributable to common stockholders
Basic	91,988	90,794
Diluted	102,322	93,787
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(1)Amounts for the three months ended March 31, 2024 have been recast to conform with current period presentation. Refer to Note 2. Summary of Significant Accounting Policies, Prior Period Reclassification, in Item 8. in the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2024 for further details.

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Operating activities
Net income attributable to common stockholders	$38,204	$14,139
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,210	31,887
Stock-based compensation	19,432	22,877
Provision for expected credit losses	4,197	4,175
Operating lease right-of-use assets and liabilities, net	(7,192)	3,300
Net accretion of discounts and amortization of premiums on investments	—	2,569
Non-cash interest expense	2,003	1,993
Other	(2,091)	(53)
Changes in operating assets and liabilities:
Accounts receivable	(8,319)	(5,855)
Prepaid expenses and other current assets	(1,255)	(2,744)
Accounts payable and accrued expenses	(11,492)	(3,260)
Deferred revenue	245	137
Other assets and liabilities	1,148	(2,472)
Net cash provided by operating activities	64,090	66,693

Investing activities
Capital expenditures - property and equipment	(61,963)	(43,665)
Capital expenditures - internal-use software development	(2,029)	(1,563)
Purchase of intangible assets	(983)	—
Maturities of marketable securities	—	91,675
Net cash (used in) provided by investing activities	(64,975)	46,447

Financing activities
Proceeds related to the issuance of common stock under equity incentive plan	1,941	5,674
Principal repayments of finance leases	(1,350)	(1,359)
Employee payroll taxes paid related to net settlement of equity awards	(8,718)	(6,792)
Repurchase and retirement of common stock including related costs	(59,052)	(8,770)
Net cash used in financing activities	(67,179)	(11,247)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	39	(66)
Increase (decrease) in cash, cash equivalents and restricted cash	(68,025)	101,827
Cash, cash equivalents and restricted cash - beginning of period	430,193	318,983
Cash, cash equivalents and restricted cash - end of period	$362,168	$420,810

DIGITALOCEAN HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(unaudited)
Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended
	March 31,
(In thousands)	2025	2024
GAAP Net income attributable to common stockholders	$38,204	$14,139

Adjustments:
Depreciation and amortization	29,210	31,887
Stock-based compensation(1)	19,432	22,730
Interest expense	2,208	2,304
Acquisition related compensation	—	4,530
Acquisition and integration related costs	—	19
Income tax expense	3,176	116
Restructuring related charges(1)(2)	—	3,620
Interest income and other (expense) income, net(3)	(5,946)	(5,021)
Adjusted EBITDA	$86,284	$74,324
As a percentage of revenue:
Net income margin	18%	8%
Adjusted EBITDA margin	41%	40%
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(1)For the three months ended March 31, 2024, non-GAAP stock-based compensation excludes $0.1 million as it is presented in restructuring related charges.
(2)For the three months ended March 31, 2024, primarily consists of executive reorganization charges.
(3)For the three months ended March 31, 2025, primarily consists of interest income from our cash and cash equivalents. For the three months ended March 31, 2024, primarily consists of interest and accretion income from our marketable securities.

Non-GAAP Net Income and Non-GAAP Diluted Net Income Per Share

	Three Months Ended
	March 31,
(In thousands, except per share amounts)	2025	2024
GAAP Net income attributable to common stockholders	$38,204	$14,139
Stock-based compensation(1)	19,432	22,730
Acquisition related compensation	—	4,530
Amortization of acquired intangible assets	5,197	5,735
Acquisition and integration related costs	—	19
Restructuring related charges(1)(2)	—	3,620
Non-GAAP income tax adjustment(3)	(7,384)	(8,026)
Non-GAAP Net income	$55,449	$42,747

Non-cash charges related to convertible notes(4)	$1,594	$1,586
Non-GAAP Net income used to compute net income per share, diluted	$57,043	$44,333

GAAP Net income per share attributable to common stockholders, diluted	$0.39	$0.15
Stock-based compensation(1)	0.19	0.22
Acquisition related compensation	—	0.04
Amortization of acquired intangible assets	0.05	0.05
Restructuring related charges(1)(2)	—	0.03
Non-cash charges related to convertible notes(4)	0.02	0.02
Non-GAAP income tax adjustment(3)	(0.08)	(0.08)
Non-GAAP Net income per share, diluted(5)	$0.56	$0.43

GAAP Weighted-average shares used to compute net income per share, diluted	102,322	93,787
Weighted-average dilutive effect of potentially dilutive securities	—	8,403
Non-GAAP Weighted-average shares used to compute net income per share, diluted	102,322	102,190
______________
(1)For the three months ended March 31, 2024, non-GAAP stock-based compensation excludes $0.1 million as it is presented in restructuring related charges.
(2)For the three months ended March 31, 2024, primarily consists of executive reorganization charges.
(3) For the periods in fiscal year 2025 and 2024, we used a tax rate of 16%, which we believe is a reasonable estimate of our long-term effective tax rate applicable to non-GAAP pre-tax income for each respective year.
(4) Consists of non-cash interest expense for amortization of deferred financing fees related to the Convertible Notes.
(5) May not foot due to rounding.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin

	Three Months Ended
	March 31,
(In thousands)	2025	2024
GAAP Net cash provided by operating activities	$64,090	$66,693
Adjustments:
Capital expenditures - property and equipment	(61,963)	(43,665)
Capital expenditures - internal-use software development	(2,029)	(1,563)
Purchase of intangible assets	(983)	—
Restructuring and other charges	64	61
Restructuring related charges(1)	—	4,193
Acquisition related compensation	—	8,326
Acquisition and integration related costs	—	298
Adjusted free cash flow	$(821)	$34,343
As a percentage of revenue:
GAAP Net cash provided by operating activities	30%	36%
Adjusted free cash flow margin	—%	19%
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(1)For the three months ended March 31, 2024, primarily consists of executive reorganization charges.